Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference of our report dated April 17, 2023, with respect to the consolidated financial statements of JanOne Inc. as of and for the year ended December 31, 2022, which are incorporated by reference in this Registration Statement on Form S-8 of JanOne Inc. Our report contained an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

/s/ Frazier & Deeter, LLC

Tampa, Florida

April 30, 2024